Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 filed November 9, 2010) pertaining to the 2004 Equity Incentive Plan and 2004 Non-Employee Directors’ Stock Option Plan, of our reports dated March 1, 2010, with respect to the consolidated financial statements of Anadys Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Anadys Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Diego, California November 4, 2010